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Axon CEO Rick Smith Relinquishes Salary for Ten-Year Performance Plan
Compensation Plan is 100% Performance Based, Targeting Ten-Fold Market Capitalization Increase and Breakout Financial Performance

Scottsdale, Ariz., February 27, 2018 - Axon (Nasdaq: AAXN), the global leader in public safety technology, today announced a ten-year CEO performance award for CEO and founder Rick Smith tied entirely to achieving market cap and financial performance milestones that would make Axon one of the most valuable companies in the public safety sector. For the award to fully vest, Axon's market cap would have to grow ten-fold from recent levels to $13.5 billion, and key revenue and profitability goals would also have to be achieved. The award is modeled after the recently announced 2018 Tesla CEO compensation plan for Elon Musk, which the New York Times described as “about as friendly to shareholders as they come.”

Under this performance award, Rick will only be compensated if Axon generates extraordinary shareholder value. He will not receive a salary or cash bonus, nor any new equity compensation that vests automatically with the passage of time.

“Today’s announcement bolsters Axon’s bold ten-year vision for growth, innovation, and social change with a compensation plan that inspires and motivates,” said Hadi Partovi, Axon Board member and CEO of Code.org. “In every technology company I’ve backed, the long-term vision and drive of the founder/CEO has played a critical role. Axon’s plan ensures that Rick is fully committed for the long haul, with outstanding incentives to deliver outstanding results."

CEO Performance Award Details

The performance award consists of a ten-year grant of stock options that vests in 12 tranches. Each of the 12 tranches vests only if a pair of milestones are both met.

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Market Cap Milestones: The first set of milestones are based on Axon's six-month average market cap with the first milestone at $2.5 billion, nearly double the average today. For each of the remaining eleven milestones, Axon's market cap must continue to increase in $1 billion increments. For the full award to vest, Axon's market cap must increase to $13.5 billion - more than ten times the company's market cap today using the same six-month average.

•
Financial Performance Milestones: To meet the financial performance milestones, Axon must achieve a set of escalating revenue or adjusted EBITDA targets chosen to motivate top-line and bottom-line operational rigor. Revenue milestones start at approximately two times current levels and adjusted EBITDA milestones start at approximately three times current levels. (The revenue and EBITDA targets aren't matched to each other. This structure ensures a focus on proving the profitability of new lines of business while not becoming a constraint against investment flexibility in the long run.)

CEO MILESTONE AWARD TRANCHES

MARKET CAP ($B)

Tranche 1	$2.5
Tranche 2	$3.5
Tranche 3	$4.5
Tranche 4	$5.5
Tranche 5	$6.5
Tranche 6	$7.5
Tranche 7	$8.5
Tranche 8	$9.5
Tranche 9	$10.5
Tranche 10	$11.5
Tranche 11	$12.5
Tranche 12	$13.5

Any 12 of 16 financial performance milestones to be tied to 1 market cap milestone

REVENUE ($M)

$700
$850
$1,000
$1,200
$1,400
$1,600
$1,800
$2,000

EBITDA ($M)

$125
$155
$175
$190
$200
$210
$220
$230

By combining market cap, revenue, and EBITDA milestones, Rick is motivated to generate long-term value for shareholders through delivering operational results, without incentives to engage in short-term measures.
For each of the 12 tranches that is achieved, Rick will vest in 538,488 stock option shares (corresponding to 1% of Axon's current outstanding shares). If none of the market cap or financial performance objectives are achieved, Rick will receive no compensation.

Leading Axon's Mission to Protect Life While Driving Growth and Profitability
Rick has been instrumental to Axon's market leadership in less lethal weapons, body cameras, and evidence management software. Axon has an even bolder vision for the next ten years: to make the bullet obsolete, and to enhance transparency in our justice systems ensuring fair, effective justice for all.
Our weapons have saved 196,000 lives and are broadly used by law enforcement worldwide. Rick's personal goal is to launch a TASER weapon that can outperform a lethal handgun within the next decade, offering a new solution to the problems of gun violence, which are painfully highlighted by recent events.
Our wearable cameras and cloud services have transformed public safety, bringing the light of transparency to corners of society where brave men and women confront dangers most of us never see. We plan to revolutionize this sector further with artificial intelligence technology to help law enforcement save time and save lives.

Rick remains Axon's largest individual shareholder, and today's award (which is contingent on his continued leadership) ensures his commitment and focus on delivering on a ten-year vision that can increase shareholder value.

Modeled After the 2018 Tesla CEO Compensation Plan
Upon reviewing the recently-announced Tesla CEO compensation plan, the Axon Board was impressed with the design of the plan to maximize alignment with shareholders while accounting for future unforeseen events. The Tesla plan stood out because it represents 100% pay-for-performance, motivates a long-term commitment, and aligns CEO compensation with value creation for all stakeholders, including employees, customers and shareholders.
Consequently, the Axon Board has mindfully endeavored to mirror the Tesla plan with deviations only where it felt Axon's circumstances are different. Rick's performance award is structurally similar to the Tesla plan, with numbers adjusted for Axon's scale, business model, and objectives. Axon's Compensation Committee engaged Compensia Inc., Aon Equity Services and Wilson Sonsini Goodrich & Rosati - the same external compensation and legal experts who assisted Tesla in creating its plan, as well as the law firm of Snell & Wilmer. Readers will note this press release, and the upcoming proxy statement, are similar in format to the Tesla plan documentation. This is intentional, to help any shareholders, analysts and other parties who have invested time to understand Elon Musk's plan to more easily understand the Axon CEO award.

Upcoming Shareholder Vote
The Board granted this award to Rick on February 26, 2018 with Rick recusing himself, and its effectiveness is subject to the approval of Axon's shareholders, who will vote on it at the Axon Annual Stockholder meeting on May 24. Rick Smith will also recuse himself from that vote.
Any shareholder of record or beneficial owner of Axon shares as of the record date (currently projected to be March 26, 2018) will be entitled to vote their shares at the 2018 Annual Meeting and the award will only become effective if a majority of the votes cast are in favor of the proposal. Axon will release its full proxy statement providing complete details of the award along with additional materials for Axon shareholders in the next few weeks.

Proxy Statement Information
Axon plans to file with the Securities and Exchange Commission (the "SEC"), and furnish to its shareholders a proxy statement in connection with the proposed CEO performance award. This proxy statement will contain important information about the proposed award and related matters. AXON SHAREHOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS THAT AXON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AXON AND THE CEO PERFORMANCE AWARD. Shareholders will be able to obtain free copies of these documents and other documents filed with the SEC by Axon through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of these documents from Axon's Investor Relations page at http://investor.axon.com.
The directors and executive officers of Axon may be deemed to be participants in the solicitation of proxies from the stockholders of Axon in connection with the CEO Performance Award. The following directors and executive officers of Axon are participants in the solicitation: Directors Michael Garnreiter, Hadi Partovi, Mark W. Kroll, Dr. Richard Carmona, Bret Taylor, Matthew McBrady, and Julie Anne Cullivan, as well as

Patrick W. Smith, Director and CEO, Luke S. Larson, President, Jawad Ahsan, Chief Financial Officer, Douglas E. Klint, General Counsel, and Josh M. Isner, Chief Revenue Officer. None of such participants owns in excess of 1% of the Company's common stock except for Patrick Smith, who beneficially owns 2.4% of the Company’s outstanding common stock. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Annual Meeting will be included in the Proxy Statement.

Forward-Looking Statements
Certain statements herein, including statements regarding future development plans, are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. Axon disclaims any obligation to update any forward-looking statement contained in this press release.

Note to Investors
Please visit http://investor.axon.com, https://www.axon.com/press, www.twitter.com/axon_us and https://www.facebook.com/Axon.ProtectLife/ where Axon discloses information about the company, its financial information, and its business.
Visit our Investor Relations Safe Harbor Statement at: http://investor.axon.com/safeHarbor.cfm
For investor relations information please contact Andrea James via email at IR@axon.com.
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